Exhibit 5.1

September 26, 2016

Archrock Partners, L.P.

16666 Northchase Drive

Houston, Texas 77060

Ladies and Gentlemen:

We have acted as counsel for Archrock Partners, L.P., a Delaware limited partnership (the “Partnership”) and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale (a) by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (1) common units representing limited partnership interests in the Partnership (the “Common Units”), (2) debt securities of the Partnership, which may be co-issued by Archrock Partners Finance Corp., a Delaware corporation (“Finance Corp”), and which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and (3) guarantees (the “Guarantees”) of the Debt Securities by Archrock Partners Operating LLC, a Delaware limited liability company, and Archrock Partners Leasing LLC, a Delaware limited liability company, both subsidiaries of the Partnership and listed in the Registration Statement as guarantors (the “Guarantors”), and (b) by the selling unitholders named in the Registration Statement (the “Selling Unitholders”), of up to 11,086,665 shares of common units representing limited partnership interests (the “Secondary Securities” and, together with the Primary Securities (as defined below), the “Securities”).

The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Primary Securities.” The aggregate initial offering prices of the Primary Securities to be offered and sold by the Partnership pursuant to the Registration Statement will not exceed $500,000,000.  We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, including the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture,” together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the First Amended and Restated Agreement of Limited Partnership of the

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Partnership, as amended (the “Partnership Agreement”), the Partnership’s Certificate of Limited Partnership, as amended, filed with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act, other formation documents and agreements, as applicable, of Finance Corp and the Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i)                                     all information contained in all documents reviewed by us is true and correct;

(ii)                                  all signatures on all documents examined by us are genuine;

(iii)                               all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(iv)                              the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(v)                                 a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(vi)                              all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(vii)                           the applicable Indenture and, if applicable, the related Guarantees will have been duly qualified under the Trust Indenture Act of 1939, as amended;

(viii)                        the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

(ix)                              a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

(x)                                 any securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

(xi)                              the Secondary Securities will be sold in the manner set forth in the Registration Statement and Prospectus.

Based upon and subject to the foregoing, we are of the opinion that:

(1)                                 With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and except as described in the Prospectus).

(2)                                 With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Corp and the Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, as applicable, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantors upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Guarantors, as applicable, enforceable against the Partnership, Finance Corp and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(3)                                 The Secondary Securities proposed to be sold by the selling unitholders have been duly authorized and validly issued and are fully paid an nonassessable.

The opinions expressed herein are qualified in the following respects:

(1)                                 We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

(2)                                 We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3)                                 We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4)                                 This opinion is limited in all respects to federal laws, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com